Exhibit 99.1

Boston, United States Sydney, Australia 11 December 2018 AEDT Investor Relations United States: Janell Shields +1 (781) 357-3280 investor@gidynamics.com

GI Dynamics Appoints Chief Financial Officer

and Company Secretary

BOSTON and SYDNEY — 11 December 2018 — GI Dynamics®, Inc. (ASX:GID), a medical device company that is developing EndoBarrier® is pleased to announce the appointment of Charles Carter to the position of chief financial officer.

Carter’s role with GI Dynamics will encompass finance, accounting and administrative functions. In addition, he will serve as the Company’s treasurer and will replace Dave Bruce as secretary.

Carter brings nearly 16 years of experience as a finance executive in the medical industry, having worked with a wide variety of life sciences, therapeutics and medical device companies.

“I am excited to join the GI Dynamics management team at this exciting time in the Company’s development,” said Charles Carter, chief financial officer of GI Dynamics. “It is clear that this company is committed to serving the large and rapidly growing population of patients with type 2 diabetes and obesity with an innovative treatment option that is clearly needed.”

“On behalf of the GI Dynamics board of directors, I am pleased to announce the appointment of Mr. Carter,” said Scott Schorer, president and chief executive officer of GI Dynamics. “We have been working with Mr. Carter for several months now on a more limited basis, and we now look forward to the impact of his expanded leadership role at GI Dynamics as we prepare for the commencement of the GID 18-1 pivotal trial in the U.S. and the EndoBarrier clinical trial in India.”

Boston, United States Sydney, Australia 11 December 2018 AEDT Investor Relations United States: Janell Shields +1 (781) 357-3280 investor@gidynamics.com

About GI Dynamics

GI Dynamics Inc. (ASX: GID) is the developer of EndoBarrier, an endoscopically delivered device therapy for the treatment of type 2 diabetes and obesity. EndoBarrier is the subject of an IDE approval in the United States, is not approved for sale and is limited by federal law to investigative use only. Founded in 2003, GI Dynamics is headquartered in Boston, Massachusetts. For more information, please visit gidynamics.com.

Forward-Looking Statements

This announcement may contain forward-looking statements. These statements are based on GI Dynamics management’s current estimates and expectations of future events as of the date of this announcement. Furthermore, the estimates are subject to several risks and uncertainties that could cause actual results to differ materially and adversely from those indicated in or implied by such forward-looking statements.

These risks and uncertainties include, but are not limited to, risks associated with our ability to continue to operate as a going concern; our ability to raise sufficient additional funds to continue operations and to conduct the planned clinical trial of EndoBarrier in the United States (GID 18-1 Trial); our ability to execute the GID 18-1 Trial under FDA IDE; our ability to enlist clinical trial sites and enroll patients in accordance with the GID 18-1 Trial; the risk that the FDA stops the GID 18-1 Trial early as a result of the occurrence of certain safety events or does not approve an expansion of the GID 18-1 Trial; our ability to maintain compliance with our obligations under our existing convertible note and warrant agreements executed with Crystal Amber Fund Limited, including our obligations to make payment on the relevant notes that are due in December 2018; obtaining and maintaining regulatory approvals required to market and sell our products; the possibility that future clinical trials will not be successful or confirm earlier results; the timing and costs of clinical trials; the timing of regulatory

Boston, United States Sydney, Australia 11 December 2018 AEDT Investor Relations United States: Janell Shields +1 (781) 357-3280 investor@gidynamics.com submissions; the timing, receipt and maintenance of regulatory approvals; the timing and amount of other expenses; the timing and extent of third-party reimbursement; intellectual-property risk; risks related to excess inventory; risks related to assumptions regarding the size of the available market; the benefits of our products; product pricing; timing of product launches; future financial results; and other factors, including those described in our filings with the U.S. Securities and Exchange Commission.

Given these uncertainties, one should not place undue reliance on these forward-looking statements. We do not assume any obligation to publicly update or revise any forward-looking statements, whether as a result of new information or future events or otherwise, unless we are required to do so by law.

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